UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 29, 2005
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

From March 23, 2005 through April 4, 2005, we acquired the following properties. Our acquisition costs may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant.
	Date	Approx. Acquisition Costs, Including	Gross Leasable Area	Physical Occupancy as of 03/01/05
Property	Acquired	expenses ($)	(Sq. Ft.)	(%)

CVS Drug Store Saginaw, TX	03/29/05	4,435,000	13,524	100

Four Peaks Plaza Fountain Hills, AZ	03/30/05	31,040,000	121,998	100

Lake Forest Crossing McKinney, TX	03/30/05	8,300,000	22,743	100

The Brickyard Chicago, IL	04/01/05	76,900,400	234,081	100

Item 9.01. Financial Statements, ProForma Financial Information and Exhibits
  Financial Statements

Audited financial statements will be subsequently filed for Four Peaks Plaza and The Brickyard under Rule 3-14 of the Securities and Exchange Commission Regulation S-X. No audited financial statements will be filed for CVS Drug Store as the acquisition of this property does not require financial statements under Rule 3-14 of the Securities and Exchange Commission Regulation S-X. No audited financial statements are required due to immateriality for Lake Forest Crossing and Bison Hollow under Rule 3-14 of the Securities and Exchange Commission Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Principal Accounting Officer
Date:	March 29, 2005